UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2013, pursuant to the authority granted under the CombiMatrix Corporation 2006 Stock Incentive Plan, the Compensation Committee of CombiMatrix Corporation (the “Company”) adopted a 2013 Executive Performance Bonus Plan (the “Bonus Plan”), effective as of May 31, 2013, to provide certain members of the Company’s senior management the opportunity to earn incentive bonuses based on the Company’s attainment of specific financial performance objectives for 2013. The Compensation Committee determined that the Company’s Chief Executive Officer, Mark McDonough, the Company’s Chief Financial Officer, Scott Burell and the Company’s Chief Medical Officer, Rick Hockett, Jr., MD, are eligible to receive such awards under the Bonus Plan.

A participant’s bonus under the Bonus Plan will consist of a cash incentive and will be based on achievement of between 90% and 150% of the Company’s 2013 net revenue target as determined by the Company’s Compensation Committee. If the Company achieves 90% of the target net revenue, a participant’s cash bonus will equal $25,000; if the Company achieves 100% of the target net revenue, a participant’s cash bonus will equal $50,000; if the Company achieves 110% of the target net revenue, a participant’s cash bonus will equal 30% of the participant’s base salary; if the Company achieves 130% of the target net revenue, a participant’s cash bonus will equal 40% of the participant’s base salary; and if the Company achieves 150% of the target net revenue, a participant’s cash bonus will equal 50% of the participant’s base salary (and bonus payments will be computed on a pro rata basis between 101% and 150% of the target achieved).  The Bonus Plan supersedes and replaces any prior bonus plans in which Mr. McDonough participates.

Cash bonus payments, if earned, will be paid once the Company’s auditors have completed their annual audit and the actual 2013 net revenues are known, and will be paid out within seventy-five days following December 31, 2013.  In order to receive a bonus payment, the participant must be employed by the Company or its subsidiary at the time bonuses are computed and distributed.

The information set forth above is qualified in its entirety by reference to the actual terms of the Bonus Plan attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1                        2013 Executive Performance Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: June 18, 2013	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	2013 Executive Performance Bonus Plan